                                                                      Exhibit 99


Contact:
Media                                            Investors
Victoria Streitfeld                              Nicholas Noviello
973-455-5281                                     973-455-2222
victoria.streitfeld@honeywell.com                nicholas.noviello@honeywell.com


HONEYWELL'S SECOND-QUARTER EARNINGS PER SHARE 42 CENTS, UP 14% VERSUS PRIOR YEAR; SALES CLIMB 11% WITH INCREASES IN ALL FOUR OPERATING SEGMENTS

o    EPS increases despite $107 million pre-tax pension headwind
o Second-quarter operating cash flow of $505 million and free cash flow of $357 million
o    Continued progress on portfolio, productivity and growth initiatives

          MORRIS TOWNSHIP, N.J., July 21, 2004 -- Honeywell (NYSE: HON) today announced second-quarter earnings per share of 42 cents, an increase of 5 cents or 14% over the prior year. Sales of $6.4 billion were up 11% compared to 2003, primarily due to strong volume growth in all four operating segments. Cash flow from operations was $505 million and free cash flow (cash flow from operations less capital expenditures) was $357 million.

          "In the second quarter, all four Honeywell businesses saw increases in sales and improving end markets," said Honeywell Chairman and Chief Executive Officer Dave Cote. "Double digit net income growth was driven by strong conversion on higher volume. We are benefiting from the depth and breadth of our technology, our strong customer relationships and the actions taken to prepare for the market turnaround we are now experiencing. We continue to fund growth initiatives that will translate into future opportunities across our businesses."

          Net income increased to $361 million for the quarter, with volume driven profitability partially offset by the impact of higher non-cash pension expense. Free cash flow of $357 million equals approximately 100% of net income. Net debt (total debt minus cash and cash equivalents) was $1.9 billion, or 15% of net capital (shareowners' equity plus net debt).


                                     -MORE-

2-results


          "Order rates continue to be strong in all of our businesses," Mr. Cote said. "The Aerospace business was awarded its third major contract on Boeing's 7E7 Dreamliner. With the addition of the Flight Control Electronics contract, the estimated total program value is now in excess of $2.5 billion. Automation and Control Solutions introduced a new touch screen programmable thermostat and won significant new contracts in its Building and Process Solutions businesses. Transportation System's Garrett'r' turbo technology was introduced on the new diesel Mercedes Benz E320 in the United States with very positive reviews. In Specialty Materials, our Spectra'r' bullet-resistant fiber and our broad fluorines product offerings continue to experience double digit orders growth."

          During the quarter the company continued to make progress divesting non-core businesses and improving its cost base. Divestitures (principally Security Monitoring) resulted in gains of $233 million. Additionally, the company recorded a $40 million impairment charge relating to the planned disposition of its Polyester business and a $170 million charge in connection with environmental and other litigation matters. Productivity projects resulted in a $32 million charge for repositioning and other actions.


                             *    *    *    *    *


Second-Quarter Segment Highlights

Aerospace

o Sales were up 14%, compared with the second quarter of 2003, led by 20% growth in Commercial sales. Defense & Space sales grew 7% in the quarter.

o Segment margin was 15.0%, compared with 12.2% a year ago, due primarily to strong growth in high margin aftermarket sales.

o Honeywell received its third award on Boeing's new 7E7 Dreamliner. The company now has content in Flight Control Electronics, the Crew Information System/Management System and the Navigation package on this next generation aircraft.

o Primus Epic'r' Integrated Avionics System received its sixth certification with FAA approval on Dassault's Falcon 2000EX EASy Business Jet.

o The company's Enhanced Ground Proximity Warning System (EGPWS) deliveries reached 30,000 units.


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


3-results

Automation and Control Solutions

o Sales were up 7%, compared with the second quarter of 2003, primarily due to new product introductions, strong demand for sensing technologies and favorable foreign currency translation.

o Segment margin was 10.5%, compared with 10.2% a year ago, primarily driven by volume growth.

o VisionPRO touch screen programmable thermostat, an innovation in climate control, was launched with very positive consumer reaction.

o Building Solutions was awarded over $30 million in contracts for design and construction of integrated systems, including a centralized closed circuit television monitoring and digital recording system for the urban railway network in Perth, Australia.

o Process Solutions won a $20 million contract with Petrom to implement Experion PKS'TM' safety systems and advanced process solutions at its refinery in Romania.


Transportation Systems

o Sales increased 15%, compared with the second quarter of 2003, driven by continued strong growth in Turbochargers and favorable foreign currency translation.

o Segment margin was 14.1%, compared with 13.8% a year ago, primarily driven by unit volume.

o Acceptance of diesel continues to grow in the United States, with the recent introduction of the new Mercedes Benz E320, which is equipped with Honeywell's Garrett'r' turbo technology. This vehicle, which has garnered very positive reviews, joins several other newly introduced turbo diesel vehicles in the United States, including the Volkswagen Passat and Touareg.

o Consumer Products Group continued to drive brand extensions and successfully launched new Autolite'r' and Prestone'r' branded products at select specialty retailers.


Specialty Materials

o Sales were up 9%, compared with the second quarter of 2003, driven by double-digit increases in Chemicals, Performance Products and Electronic Materials.

o Segment margin was 5.7%, compared with 6.2% a year ago, reflecting higher raw material costs primarily in non-core businesses.

o Performance Products announced a $20 million investment to expand Spectra'r' production in order to meet increasing demand for this light, incredibly strong bullet-resistant fiber.

o Electronic Materials enhanced its capability to support the move to smaller computer chip technology by acquiring a thermal solutions product line and manufacturing operations in Thailand.


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


4-results


         Honeywell will discuss its results during its investor webcast at 8:00 am on July 21st. The webcast and related presentation materials will be available at www.honeywell.com/investor.

                              *    *    *    *    *

          Honeywell is a $23 billion diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; turbochargers; automotive products; and specialty chemicals. Based in Morris Township, N.J., Honeywell is one of 30 stocks that make up the Dow Jones Industrial Average and is a component of the Standard & Poor's 500 Index. Its shares are traded on the New York Stock Exchange under the symbol HON, as well as on the London, Chicago and Pacific Stock Exchanges. For more about Honeywell, visit www.honeywell.com.
                                                             -----------------

--------------------------------------------------------------------------------
          This release contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, including statements about future business operations, financial performance and market conditions. Such forward-looking statements involve risks and uncertainties inherent in business forecasts as further described in our filings under the Securities Exchange Act.
--------------------------------------------------------------------------------

                                   #    #    #

5-results


                         Honeywell International Inc.
                Consolidated Statement of Operations (Unaudited)
                     (In millions except per share amounts)

                                                                         Three Months Ended June 30,
                                                                       ------------------------------
                                                                        2004                   2003
                                                                       --------              --------
Net sales                                                              $ 6,388               $ 5,749
                                                                       -------               -------
Costs, expenses and other
    Cost of goods sold                                                   5,228 (A)             4,514 (C)
    Selling, general and administrative expenses                           823 (A)               762 (C)
    (Gain) loss on sale of non-strategic businesses                       (233)(B)               (31)(D)
    Equity in (income) loss of affiliated companies                        (17)(A)                (6)
    Other (income) expense                                                 (18)                  (24)(E)
    Interest and other financial charges                                    82                    87
                                                                       -------               -------
                                                                         5,865                 5,302
                                                                       -------               -------

Income before taxes                                                        523                   447
Tax expense                                                                162                   128
                                                                       -------               -------

Net income                                                             $   361               $   319
                                                                       =======               =======

Earnings per share of common stock - basic                             $  0.42               $  0.37
                                                                       =======               =======

Earnings per share of common stock - assuming dilution                 $  0.42               $  0.37
                                                                       =======               =======

Weighted average number of shares outstanding-basic                        860                   860
                                                                       =======               =======

Weighted average number of shares outstanding -
    assuming dilution                                                      863                   861
                                                                       =======               =======


(A) Cost of goods sold, selling, general and administrative expenses and equity in (income) loss of affiliated companies include provisions of $232, $6 and $4 million, respectively, for environmental, litigation, business impairment and net repositioning charges. Total net pretax charges were $242 million (after-tax $158 million, or $0.18 per share).

(B) Represents the pretax gain on the sale of our Security Monitoring business, and adjustments related to businesses sold in prior periods (after-tax $130 million, or $0.15 per share).

(C) Cost of goods sold and selling, general and administrative expenses include provisions of $29 and $5 million, respectively, for environmental, net repositioning and other charges. Total net pretax charges were $34 million (after-tax $21 million, or $0.03 per share).

(D) Represents the pretax gain on the sale of our Engineering Plastics business, including the tax benefits associated with prior capital losses (after-tax $9 million, or $0.01 per share).

(E) Includes a gain of $20 million (after-tax $15 million, or $0.02 per share) related to the settlement of a patent infringement lawsuit.


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


6-results


                         Honeywell International Inc.
                Consolidated Statement of Operations (Unaudited)
                     (In millions except per share amounts)

                                                                    Six Months Ended June 30,
                                                                 --------------------------------
                                                                   2004                    2003
                                                                 --------                --------
Net sales                                                        $ 12,566                $ 11,148
                                                                 --------                --------

Costs, expenses and other
    Cost of goods sold                                             10,158 (A)               8,754 (C)
    Selling, general and administrative expenses                    1,631 (A)               1,465 (C)
    (Gain) loss on sale of non-strategic businesses                  (265)(B)                 (31)(D)
    Equity in (income) loss of affiliated companies                   (24)(A)                  (4)
    Other (income) expense                                            (28)                    (27)(E)
    Interest and other financial charges                              166                     171
                                                                 --------                --------
                                                                   11,638                  10,328
                                                                 --------                --------

Income before taxes and cumulative effect of accounting change        928                     820
Tax expense                                                           272                     227
                                                                 --------                --------

Income before cumulative effect of accounting change                  656                     593
Cumulative effect of accounting change                                  -                     (20)(F)
                                                                 --------                --------

Net income                                                          $ 656                   $ 573
                                                                 ========                ========

Earnings per share of common stock - basic:
    Income before cumulative effect of accounting change           $ 0.76                  $ 0.69
    Cumulative effect of accounting change                              -                   (0.02)(F)
                                                                 --------                --------
    Net income                                                     $ 0.76                  $ 0.67
                                                                 ========                ========

Earnings per share of common stock - assuming dilution:
    Income before cumulative effect of accounting change           $ 0.76                  $ 0.69
    Cumulative effect of accounting change                              -                   (0.02)(F)
                                                                 --------                --------
    Net income                                                     $ 0.76                  $ 0.67
                                                                 ========                ========

Weighted average number of shares outstanding-basic                   860                     858
                                                                 ========                ========

Weighted average number of shares outstanding -
    assuming dilution                                                 864                     859
                                                                 ========                ========


(A) Cost of goods sold, selling, general and administrative expenses and equity in (income) loss of affiliated companies include provisions of $284, $8 and $6 million, respectively, for environmental, litigation, business impairment and net repositioning charges. Total net pretax charges were $298 million (after-tax $193 million, or $0.22 per share).

(B) Represents the pretax gains on the sales of our VCSEL Optical Products and Security Monitoring businesses, and adjustments related to businesses sold in prior periods (after-tax $144 million, or $0.17 per share).

(C) Cost of goods sold and selling, general and administrative expenses include provisions of $29 and $5 million, respectively, for environmental, net repositioning and other charges. Total net pretax charges were $34 million (after-tax $21 million, or $0.03 per share).

(D) Represents the pretax gain on the sale of our Engineering Plastics business, including the tax benefits associated with prior capital losses (after-tax $9 million, or $0.01 per share).

(E) Includes a gain of $20 million (after-tax $15 million, or $0.02 per share) related to the settlement of a patent infringement lawsuit.

(F) Effective January 1, 2003, we adopted Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (SFAS No.
     143). SFAS No. 143 requires recognition of the fair value of obligations associated with the retirement of tangible long-lived assets when there is a legal obligation to incur such costs. This adoption resulted in an after-tax cumulative effect expense adjustment of $20 million, or $0.02 per share.

     We report our quarterly financial information using a calendar convention; that is, the first, second and third quarters are consistently reported as ending on March 31, June 30 and September 30, respectively. It has been our practice to establish actual quarterly closing dates using a predetermined "fiscal" calendar, which requires our businesses to close their books on a Saturday in order to minimize the potentially disruptive effects of quarterly closing on business processes. The effects of this practice are generally not significant to reported results for any quarter and only exist within a reporting year. In the event that differences in actual closing dates are material to year-over-year comparisons of quarterly or year-to-date results, we will provide appropriate disclosures. Our actual closing dates for the six months ended June 30, 2004 and 2003 were July 3, 2004 and June 28, 2003, respectively. Our fiscal closing calendar for the years 2000 through 2012 is available on our website at www.honeywell.com under the heading "Investor Relations".


                                     -MORE-

7-results

                          Honeywell International Inc.
                            Segment Data (Unaudited)
                              (Dollars in millions)

Net Sales                                                                   Periods Ended June 30,
---------                                                                   ----------------------
                                                                Three Months                      Six Months
                                                                ------------                      ----------
                                                            2004            2003              2004            2003
                                                          -------         -------          --------        --------
Aerospace                                                 $ 2,453         $ 2,161           $ 4,757         $ 4,223

Automation and Control Solutions                            1,968           1,837             3,915           3,554

Specialty Materials                                           901             823             1,757           1,600

Transportation Systems                                      1,065             925             2,136           1,765

Corporate                                                       1               3                 1               6
                                                          -------         -------          --------        --------

     Total                                                $ 6,388         $ 5,749          $ 12,566        $ 11,148
                                                          =======         =======          ========        ========

Segment Profit                                                              Periods Ended June 30,
--------------                                                              ----------------------
                                                                Three Months                      Six Months
                                                                ------------                      ----------
                                                            2004            2003              2004            2003
                                                          -------         -------          --------        --------
Aerospace                                                 $   367         $   264          $    674        $    521

Automation and Control Solutions                              207             187               402             384

Specialty Materials                                            51              51                99              82

Transportation Systems                                        150             128               293             220

Corporate                                                     (38)            (34)              (77)            (66)
                                                          -------         -------          --------        --------

     Total Segment Profit                                     737             596             1,391           1,141
Gain on sale of non-strategic businesses                      233              31               265              31
Equity in income of affiliated companies                       17               6                24               4
Other income                                                   18              24                28              27
Interest and other financial charges                          (82)            (87)             (166)           (171)
Pension and other postretirement benefits (expense) (A)      (162)            (89)             (322)           (178)
Repositioning, environmental, litigation and business
    impairment charges (A)                                   (238)            (34)             (292)            (34)
                                                          -------         -------          --------        --------

     Income before taxes and cumulative effect
         of accounting change                             $   523         $   447          $    928        $    820
                                                          =======         =======          ========        ========

(A) Amounts included in cost of goods sold and selling, general and administrative expenses.


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


8-results


                            Honeywell International Inc.
                       Consolidated Balance Sheet (Unaudited)
                               (Dollars in millions)

                                                              June 30,     December 31,
                                                                2004          2003
                                                              -------        -------
ASSETS
Current assets:
    Cash and cash equivalents                                 $ 3,232       $ 2,950
    Accounts, notes and other receivables                       3,905         3,643
    Inventories                                                 3,003         3,040
    Deferred income taxes                                       1,311         1,526
    Other current assets                                          566           465
                                                              -------       -------
            Total current assets                               12,017        11,624

Investments and long-term receivables                             414           569
Property, plant and equipment - net                             4,185         4,295
Goodwill                                                        5,837         5,789
Other intangible assets - net                                   1,110         1,098
Insurance recoveries for asbestos related liabilities           1,401         1,317
Deferred income taxes                                             447           342
Prepaid pension benefit cost                                    3,063         3,173
Other assets                                                    1,077         1,107
                                                              -------       -------

            Total assets                                      $29,551       $29,314
                                                              =======       =======

LIABILITIES AND SHAREOWNERS' EQUITY
Current liabilities:
    Accounts payable                                          $ 2,273       $ 2,240
    Short-term borrowings                                          44           152
    Commercial paper                                               95            --
    Current maturities of long-term debt                          146            47
    Accrued liabilities                                         4,495         4,314
                                                              -------       -------
            Total current liabilities                           7,053         6,753

Long-term debt                                                  4,825         4,961
Deferred income taxes                                             313           316
Postretirement benefit obligations other than pensions          1,695         1,683
Asbestos related liabilities                                    2,096         2,279
Other liabilities                                               2,683         2,593
Shareowners' equity                                            10,886        10,729
                                                              -------       -------

            Total liabilities and shareowners' equity         $29,551       $29,314
                                                              =======       =======

     Certain prior year amounts have been reclassified to conform with the current year presentation.


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


9-results


                          Honeywell International Inc.
                Consolidated Statement of Cash Flows (Unaudited)
                              (Dollars in millions)

                                                                         Three Months Ended       Six Months Ended
                                                                             June 30,                 June 30,
                                                                        -------------------     -------------------
                                                                          2004        2003        2004        2003
                                                                        -------     -------     -------     -------
Cash flows from operating activities:
    Net income                                                          $   361     $   319     $   656     $   573
    Adjustments to reconcile net income to net cash provided
    by operating activities:
        Cumulative effect of accounting change                               --          --          --          20
        (Gain) loss on sale of non-strategic businesses                    (233)        (31)       (265)        (31)
        Repositioning, environmental, litigation and business
            impairment charges                                              242          34         298          34
        Severance and exit cost payments                                    (32)        (43)        (82)        (93)
        Environmental and non-asbestos litigation payments                  (55)        (15)        (92)        (36)
        Asbestos related liability payments                                (222)       (357)       (323)       (388)
        Insurance receipts for asbestos related liabilities                  30         475          48         477
        Depreciation                                                        142         148         288         290
        Undistributed earnings of equity affiliates                         (21)         (6)        (29)         (4)
        Deferred income taxes                                                53          85          82         134
        Pension and other postretirement benefits expense                   162          89         322         178
        Pension contributions - U.S. Plans                                   (5)       (170)         (5)       (170)
        Other postretirement benefit payments                               (51)        (51)        (99)        (99)
        Other                                                               (41)         52         (40)         (3)
        Changes in assets and liabilities, net of the effects of
            acquisitions and divestitures:
               Accounts, notes and other receivables                        (75)        (51)       (243)        (80)
               Inventories                                                   58          (5)         12         (95)
               Other current assets                                           7         (24)         (7)         18
               Accounts payable                                              42          65         117         175
               Accrued liabilities                                          143          39         204         126
                                                                        -------     -------     -------     -------
Net cash provided by operating activities                                   505         553         842       1,026
                                                                        -------     -------     -------     -------

Cash flows from investing activities:
    Expenditures for property, plant and equipment                         (148)       (171)       (283)       (276)
    Proceeds from disposals of property, plant and equipment                  2          --           2          --
    Decrease in investments                                                  --          --          80          --
    Cash paid for acquisitions                                              (13)        (32)       (109)       (122)
    Proceeds from sales of businesses                                       323          90         394          90
                                                                        -------     -------     -------     -------
Net cash provided by (used for) investing activities                        164        (113)         84        (308)
                                                                        -------     -------     -------     -------

Cash flows from financing activities:
    Net increase (decrease) in commercial paper                            (270)       (190)         95         (13)
    Net increase (decrease) in short-term borrowings                       (127)         82        (124)         78
    Proceeds from issuance of common stock                                   19           7          45          31
    Payments of long-term debt                                               (3)         --         (23)        (70)
    Repurchases of common stock                                             (63)         --        (292)         --
    Cash dividends on common stock                                         (161)       (161)       (322)       (322)
                                                                        -------     -------     -------     -------
Net cash (used for) financing activities                                   (605)       (262)       (621)       (296)
                                                                        -------     -------     -------     -------

Effect of foreign exchange rate changes on cash and cash equivalents        (32)        158         (23)        183
                                                                        -------     -------     -------     -------

Net increase in cash and cash equivalents                                    32         336         282         605
Cash and cash equivalents at beginning of period                          3,200       2,290       2,950       2,021
                                                                        -------     -------     -------     -------
Cash and cash equivalents at end of period                              $ 3,232     $ 2,626     $ 3,232     $ 2,626
                                                                        =======     =======     =======     =======


                                    -MORE-

10-results


                          Honeywell International Inc.
                       Reconciliation of Cash Provided by
               Operating Activities to Free Cash Flow (Unaudited)
                              (Dollars in millions)


                                                                         Three Months Ended       Six Months Ended
                                                                             June 30,                 June 30,
                                                                        -------------------     -------------------
                                                                          2004        2003        2004        2003
                                                                        -------     -------     -------     -------
Cash provided by operating activities                                    $ 505       $ 553        $ 842      $1,026

Expenditures for property, plant and equipment                            (148)       (171)        (283)       (276)
                                                                         -----       -----        -----      ------

Free cash flow                                                           $ 357       $ 382        $ 559      $  750
                                                                         =====       =====        =====      ======

We define free cash flow as cash provided by operating activities, less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.